EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Fuel Performance Solutions, Inc.

St. Louis, Missouri

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File Numbers 333 74596, 333 96261, and 333 98699) of our report dated May 14, 2014 with respect to the audited financial statements of Fuel Performance Solutions, Inc. for the years ended December 31, 2013, 2012 and 2011.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

May 14, 2014